UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): January 21, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (“the Annual Meeting”) of Lannett Company, Inc. (the “Company”) held on January 21, 2016, three proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on December 8, 2015 in connection with the Annual Meeting.  A brief description of the proposals and the final results of the votes for these matters are as follows:

1.              The stockholders elected all six director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The number of votes cast for or withheld, for each nominee, was as follows:

	Votes For	Votes Withheld

Jeffrey Farber	21,506,219	820,602

Arthur P. Bedrosian	21,927,690	399,131

David Drabik	21,875,113	451,708

Paul Taveira	21,891,995	434,826

Jim Maher	21,893,532	433,289

Albert Paonessa, III	21,958,774	368,047

2.              The stockholders ratified the appointment of Grant Thornton, LLP as independent auditors. The number of votes cast for, against, or abstained was as follows:

Votes For:  31,862,355

Votes Against:  162,378

Abstain:  117,633

3.              The stockholders ratified Article XI of the Company’s Amended and Restated Bylaws designating the Court of Chancery of the State of Delaware as the exclusive forum for certain legal action.  The number of votes cast for, against, or abstained was as follows:

Votes For:  16,532,469

Votes Against:  5,730,910

Abstain:  63,442

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: January 25, 2016